Exhibit 1.1

5,000,000 Units

Grassmere Acquisition Corporation

UNDERWRITING AGREEMENT

____________, 2011

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
As Representative of the
Underwriters

Ladies and Gentlemen:

Grassmere Acquisition Corporation, a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 5,000,000 units (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. The respective amounts of Firm Units to be so purchased by each of the several Underwriters are set forth opposite their respective names in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option (“Over-allotment Option”), an aggregate of up to 750,000 additional units of the Company (the “Option Units”) as set forth below. The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Units”, and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants included in the Units are hereinafter referred to as the “Securities.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)           A registration statement on Form S-1 (File No. 333-173930) with respect to the Units, the shares of Common Stock included in the Units, and the Warrants has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement originally filed with the Commission on May 4, 2011, as amended by any amendments thereto and together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”). “Prospectus” means the form of prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. The preliminary prospectus included in the Registration Statement as of the Applicable Time (as defined below) is herein referred to as the “Preliminary Prospectus.” Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriters. The Company has filed with the Commission a Form 8-A (File Number 001-[•]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units and the shares of Common Stock and the Warrants included in the Units. The Securities have been authorized for quotation, subject to official notice of issuance and evidence of satisfactory distribution, on the OTC Bulletin Board, and the Company knows of no reason or set of facts which is likely to adversely affect such authorization.

(b)           As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, the Preliminary Prospectus and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein. The Company has not prepared or used and will not prepare or use a “free writing prospectus” as defined in Rule 405 under the Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

(c)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no subsidiaries, direct or indirect. The Company is duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business requires such qualification except for any jurisdiction where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect (as defined below).

(d)           The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock included in the Units have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for as contemplated in the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof.

(e)           The Warrants included in the Units have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

(f)           Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company except for those rights provided for in the Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), by and among the Company, Grassmere Acquisition Holdings, LLC, a Missouri  limited liability company (the “Initial Stockholder”) and the parties listed under Holder on the signature page thereto. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except for those rights provided for in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(g)           The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the certificates for the shares of Common Stock complies with the Delaware General Corporation Law.

(h)           Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any state regulatory authority. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission. The Registration Statement complies as to form to, and the Prospectus and any amendments or supplements thereto will comply as to form to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto does not contain, and will not contain, any untrue statement of a material fact and does not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(i)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

(j)           The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply with the applicable accounting requirements of the Act and the Rules and Regulations and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)           Rothstein, Kass & Company, P.C., who has certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m)          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which have been proposed which are not currently in effect or which will become applicable to the Company.

(n)           There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, pending or threatened against the Initial Stockholder before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any event or development in respect of the business or condition of the Company that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and no member of the Company’s management or board of directors has resigned from any position with the Company. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated or contemplated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(p)           The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its amended and restated certificate of incorporation or its bylaws, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets. The execution, delivery and performance of this Agreement, the Warrant Agreement (as defined below), the Registration Rights Agreement and the Trust Agreement (as defined below), and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the amended and restated certificate of incorporation or bylaws of the Company, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets.

(q)           The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Warrant Agreement, the Registration Rights Agreement and the Trust Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company. On the Closing Date, the Warrant Agreement, the Registration Rights Agreement and the Trust Agreement will have been duly executed and delivered by the Company and they will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as such enforceability is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.

(r)           Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Warrant Agreement, the Registration Rights Agreement and the Trust Agreement, and the consummation of the transactions herein and therein contemplated (except for such additional steps as may be required by the Commission, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(s)            The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business.

(t)            The Company has not taken or will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in connection with the offering contemplated hereby.

(u)           The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(v)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)           Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)         Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders (prior to the sale of Units contemplated by this Agreement).

(y)        There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(z)         Neither the Company nor the Initial Stockholder nor, to the Company’s knowledge, any other person in each case acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(aa)        All information contained in the director’s and officer’s questionnaires completed by the Initial Stockholder and, to the Company’s knowledge, each of the Company’s directors and officers and provided to the Representative is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the Initial Stockholder or any such officer or director to become inaccurate and incorrect in any respect.

(bb)         There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, the Initial Stockholder or, to the Company’s knowledge, any of the Company’s directors or officers with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Initial Stockholder or any of the Company’s directors or officers, that may reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) and/or one or more other transactions after the Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and other similar fees or expenses.

(cc)          The Company has entered into a warrant agreement with respect to the Warrants with Continental Stock Transfer & Trust Company, which agreement is substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”). The Company has entered into an Investment Management Trust Agreement (the “Trust Agreement”) with respect to certain proceeds of the offering, which agreement is substantially in the form of Exhibit 10.4 to the Registration Statement. The Company has entered into the Registration Rights Agreement with the Initial Stockholder, which agreement is substantially in the form of Exhibit 10.6 to the Registration Statement.

(dd)        The Company and, to the knowledge of the Company, its officers and directors, have caused to be duly executed legally binding and enforceable agreements (except (i) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws) substantially in the forms filed as Exhibits 10.2 and 10.3 to the Registration Statement (the “Insider Letters”).

(ee)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, no employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could reasonably be expected to materially affect his ability to be an employee, officer or director of the Company.

(ff)           Upon delivery and payment for the Firm Units on the Closing Date and the filing of the Closing 8-K (as defined below) promptly thereafter, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(gg)           The Company does not have any specific Business Combination under consideration or contemplation and the Company has not, nor has anyone on its behalf, either directly or indirectly, engaged in any substantive discussion with any potential target business or their representatives with respect to effecting a Business Combination with the Company. The Company has not engaged or retained any agent or other representative to identify or locate any suitable target.

(hh)         The Company has not provided investors with any material information (including oral information other than oral information that is contained in Schedule II hereto) in connection with the offering of securities, other than information that is contained in the Preliminary Prospectus, Registration Statement, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any “road show” (as defined in Rule 433 under the Securities Act) for the offering.

2.	Purchase, Sale and Delivery of the Firm Units.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.775 per Unit (the “Initial Purchase Price”) (less $0.30 per Unit purchased hereunder (the “Deferred Discount”) payable to the Underwriter upon consummation of a Business Combination, subject to Section 4(ll) hereof), the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to any adjustments as may be made in accordance with Section 12 hereof.

(b)           Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriter. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the offering is priced after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.) Payment of $48,875,000, representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: $47,700,000 (including $1,500,000, representing the aggregate Deferred Discount without giving effect to the Over-allotment Option) shall be deposited by the Representative directly in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement, and the remaining $1,175,000 of the proceeds (representing $500,000 of the proceeds not required to be held in the Trust Account and $675,000 of offering expenses), shall be paid to the Company, upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriter. The certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the Over-allotment Option to purchase the Option Units at the same price per Unit as is set forth in the first paragraph of this Section 2 with respect to the Firm Units. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company which notice shall set forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional Units. The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the Over-allotment Option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $9.775 per Option Unit sold (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters, and solely with respect to Section 4(b), the Underwriters covenant and agree with the Company, that:

(a)           The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b)           The Company and each of the Underwriters will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act.

(c)           The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)           The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e)           The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of the Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, upon request, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(f)           The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(g)           If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available unless such earnings statement is filed via EDGAR.

(i)            Prior to the Closing Date, if requested, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)            Except for securities issued in the Private Placement (as defined below), the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock, which in any case participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(k)           The Company shall apply the net proceeds of its sale of the Units in a manner substantially consistent with the disclosure under “Use of Proceeds” set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(l)            For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants, as applicable.

(m)          The Company will not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company until completion of the distribution of the Units in the offering contemplated hereby.

(n)           For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will maintain the registration of the Securities under the provisions of the Exchange Act (except in connection with a going private transaction).

(o)           For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated (or the Company ceases public reporting as a result of a going private transaction), the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the filing of the Company’s Form 10-Q quarterly report.

(p)           The Company shall not consummate a Business Combination with the Initial Stockholder or any officer or director of the Company, or any entity which is affiliated with the Initial Stockholder or any officer or director of the Company, without first obtaining an opinion from an independent investment banking firm that is a member of FINRA that such Business Combination is fair to the Company  from a financial point of view.

(q)           Except as described in the Registration Statement, General Disclosure Package and the Prospectus, the Company shall not pay the Initial Stockholder, any of the Company’s officers, directors or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholder and such officers, directors and affiliates shall be entitled to reimbursement from the Company, subject to approval by the Board of Directors of the Company, for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

(r)            The Company will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it and shall take such steps as are necessary to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act which have been proposed but which are not currently in effect upon the effectiveness of such provisions to the extent they are applicable to the Company.

(s)           For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative, solely if not filed Via EDGAR, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities.

(t)           For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will not knowingly take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants, under the Act (except in connection with a going private transaction).

(u)           In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, to the extent requested by FINRA, the Company will provide the following to FINRA, the Representative and their counsel prior to the consummation of a Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of the FINRA Manual. The Company also agrees that any required disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file in connection with the Business Combination.

(v)           The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)           The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission (the “Closing 8-K”), which Closing 8-K shall contain the Company’s Audited Financial Statements. In addition, upon receipt of the proceeds from the sale of any Option Units after the Closing Date, the Company shall promptly file a second or amended Current Report on Form 8-K with the Commission, which Report shall provide updated financial information to reflect the receipt of such additional proceeds.

At or prior to the commencement of separate trading of the Warrants and Common Stock, the Company shall promptly issue a press release and file a Current Report on Form 8-K announcing that separate trading of the Warrants and Common Stock will begin.

(x)           The Company shall advise FINRA if it is aware that any 5% or greater securityholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Units.

(y)           The Company shall, as set forth in the Trust Agreement and disclosed in the Prospectus, cause the proceeds of the offering to be held in the Trust Account to be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act which invest only in direct U.S. government treasury obligations. The Company shall otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the 1940 Act.

(z)           The Company will seek to have all vendors, service providers (other than independent accountants), prospective target business or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders (as defined below). Furthermore, on or prior to the Closing Date, each officer and director of the Company shall execute an insider letter in the applicable form attached as an exhibit to the Registration Statement.

(aa)         The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or bylaws.

(bb)        During the period prior to the Company’s initial Business Combination, the Company may instruct the trustee under the Trust Agreement that up to an aggregate of $1,500,000 of interest income (after appropriate reserve for payment of taxes) be released to the Company solely for the purposes described in the Registration Statement. After an aggregate of $1,500,000 is released to the Company, any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the liquidation of the Company, except as otherwise provided in this Section 4(bb) or Section 4(cc). Moreover, the amount of interest income that the Company may instruct the trustee under the Trust Agreement to release to the Company may be further increased, to the extent that there is any interest accrued in the Trust Account not required to pay income taxes on interest income earned on the balance then in the Trust Account or franchise taxes, by up to an additional $100,000 if the proceeds of the Offering held outside of the Trust Account and the funds otherwise released to the Company to cover its operating expenses are not sufficient to cover the costs and expenses associated with implementing the liquidation of the Company.

(cc)         If the Company seeks stockholder approval of the initial Business Combination, prior to the consummation thereof, the Company may instruct the trustee under the Trust Agreement that amounts necessary to purchase up to 50% of the shares of Common Stock sold as part of the Units in the Offering (the “Public Shares” and the holder of such shares “Public Shareholder”) (2,500,000 shares, or 2,875,000 shares if the Over-allotment Option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for the initial Business Combination and ending on the date for the stockholder meeting to approve such initial Business Combination (such purchases being referred to herein as “Open Market Purchases”) be released to the Company from the Trust Account. Such Open Market Purchases (i) may be made only in open market transactions at times when the Company is not in possession of material non-public information, (ii) may not be made during a restricted period under Regulation M under the Exchange Act and (iii) are intended to comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed an amount equal to (A) the aggregate amount then on deposit in the Trust Account divided by (B) the total number of Public Shares then outstanding. All Public Shares purchased in Open Market Purchases shall immediately be cancelled.

(dd)        The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Warrants and outstanding from time to time.

(ee)         The Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules. The Company will provide each stockholder of the Company with the opportunity upon consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of the commencement of such tender offer plus interest accrued from the date of the commencement of such tender offer until two business days prior to the consummation of the Business Combination less franchise and income taxes payable and less any amount permitted to be withdrawn for working capital purposes, divided by (B) the total number of Public Shares then outstanding (the “Tender Redemption Price”). The Company shall keep such tender offer open for at least 20 business days, in accordance with Rule 14e-1(a) of the Exchange Act. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Initial Stockholder has agreed to vote all of its shares of Common Stock (including any shares of Common Stock purchased during or after the Offering) in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Shareholder the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Vote Redemption Price”, and collectively with the Tender Redemption Price, the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination less franchise and income taxes payable and less any amount permitted to be withdrawn for working capital purposes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares voted are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-one (21) months from the date of the Prospectus, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the Common Stock held by the Public Shareholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account (including (a) the proceeds held in the Trust Account from the Offering and the Private Placement that are not released for Open Market Purchases, (b) the amount held in the Trust Account representing the Deferred Discount and (c) any interest income earned on the funds held in the Trust Account, less franchise and income taxes payable and less up to $100,000 of such net interest to pay liquidation expenses, that are not released to the Company to cover its operating expenses in accordance with Section 4(bb)), but net of any taxes payable (less up to $100,000 of such net interest to pay reasonable expenses of dissolution), divided by the number of shares of Common Stock then outstanding, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Only Public Shareholders holding shares of Common Stock included in the Securities shall be entitled to receive such amounts upon liquidation of the Company, and the Company shall pay no such amounts or any distributions upon liquidation of the Company with respect to any other shares of capital stock of the Company. The Company will not propose or adopt any amendment to its amended and restated certificate of incorporation that would affect the substance or timing of any obligation of the Company (x) to redeem 100% of the Common Stock held by its Public Shareholders if it does not effect a Business Combination by twenty-one (21) months from the date of the Prospectus, unless the Company provides its Public Shareholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable and less any interest permitted to be withdrawn by the Company for working capital purposes, divided by the number of shares of Common Stock then outstanding or (y) to otherwise offer to pay the Redemption Price to the Company’s stockholders as described in this paragraph (ee).

(ff)          In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(gg)        During such time as the Units, Common Stock and Warrants are quoted on the OTC Bulletin Board or the OTC Markets (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, to the extent reasonably available, such reports published by FINRA or the OTC Markets relating to price and trading of the Units, Common Stock and Warrants, as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide the Representative a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

(hh)        The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the NYSE American Stock Exchange or the Nasdaq Stock Market (or any successor to such entities) and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(ii)           During the Blue Sky Compliance Period, the Company shall promptly take such action as may be reasonably requested by the Representative to maintain secondary market trading in such other states as may be reasonably requested by the Representative.

(jj)           The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of a Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(kk)         The Company shall deposit into the Trust Account the $2,799,999.75 of proceeds from the private placement (“Private Placement”) of 3,733,333 Warrants to the Company’s Initial Stockholder and its independent director nominees to be completed prior to the Closing Date.

(ll)           Upon consummation of a Business Combination, the Company shall pay the Deferred Discount to the Representative, on behalf of the Underwriters, as the deferred portion of the Underwriters’ compensation. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidating distribution of the proceeds held in the Trust Account. In connection with any such liquidating distribution, the Underwriters forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

5.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus and this Agreement; the filing fees of the Commission; the filing fees, costs and expenses (including reasonable fees and disbursements of Underwriters’ counsel) incident to securing any required review by FINRA of the terms of the sale of the Units; the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; the registration of the Securities under the Exchange Act and the quotation of the Securities on the OTC Bulletin Board; the printing and delivery of a blue sky memorandum and the Secondary Market Trading Survey (as defined in Section 6(i) hereof); and any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and fees for counsel relating to such memorandum, survey, registration and qualification up to a maximum of $40,000). Notwithstanding the foregoing, (i) the Underwriters will reimburse the cost of any chartered aircraft incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Units (the “Roadshow”) up to the equivalent commercial airfare expenses for the Underwriters traveling on the chartered aircraft; (ii) each party will pay for their own hotel and commercial airfare expenses incurred in connection with the Roadshow; and (iii) all other incidental costs and expenses in connection with the Roadshow will be paid by the Underwriters. The Company shall not, however, be required to pay for any of the Underwriters’ expenses except as otherwise specifically provided herein and except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied by reason of any failure or refusal on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure or refusal is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder. The Company shall not be required to pay for any of the Underwriters’ expenses if this Agreement is terminated pursuant to Section 9 or Section 12 hereof.

6.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder (as applicable) and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

(b)           The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, the opinion of McDermott Will & Emery LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in substantially the form attached hereto as Exhibit A.

In rendering such opinion, McDermott Will & Emery LLP may rely as to matters governed by the laws of states other than Delaware, New York or Federal laws on local counsel in such jurisdictions, provided that in each case McDermott Will & Emery LLP shall state that it believes that it and the Underwriters are justified in relying on such other counsel.

(c)           The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Greenberg Traurig, LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(d)           The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Rothstein, Kass & Company, P.C. confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)           The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date);

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(f)           The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g)           The Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Registration Rights Agreement and each of the Insider Letters.

(h)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)            On or before the Effective Date, the Representative shall have received from Greenberg Traurig, LLP a written report detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty states (the “Secondary Market Trading Survey”).

(j)            No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 4(hh) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Greenberg Traurig, LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11), and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the offering, in each case as set forth in the table on the cover page of the Prospectus (but in the case of the Underwriters, including the Deferred Discount only to the extent actually received by the Underwriters). The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information (as defined in Section 11). The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter in accordance with Section 2 less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

8.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or sent by electronic mail and confirmed as follows: if to the Underwriters, to Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attn: Robert Lagay, General Counsel; if to the Company, to Grassmere Acquisition Corporation, 801 W. 47th Street Suite 400, Kansas City, MO 64112, Attn: Brian M. Hagenhoff.

9.	Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect shall have occurred, (ii) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus; or (b) as provided in Sections 6 and 12 of this Agreement.

10.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assignee merely because of such purchase.

11.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus consists of the information set forth in the third, eighth and tenth (including the bullet points thereto) paragraphs under the caption “Underwriting” in the Prospectus and each Underwriter’s name as contained on, and the last paragraph on, the cover page of the Prospectus (the “Underwriters Information”).

12.	Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the non-defaulting Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such non-defaulting Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13.	Absence of Fiduciary Duty.

The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the offering of the Units contemplated herein and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters, the Representative or Lazard Frères & Co. LLC have advised or are advising the Company on other matters;

(b) the price of the Units set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters, the Representative, Lazard Frères & Co. LLC and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party hereby (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this section shall affect or limit any right to serve process in any other manner permitted by law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GRASSMERE ACQUISITION CORPORATION

By
Name:
Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

LAZARD CAPITAL MARKETS LLC

By
Authorized Officer

As Representative of the
Underwriters listed on Schedule I

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Units to be Purchased

Lazard Capital Markets, LLC
Macquarie Capital (USA) Inc.
Ladenburg Thalmann & Co. Inc.
Maxim Group LLC
Joseph Gunnar & Co., LLC

Total	5,000,000

SCHEDULE II

EXHIBIT A

A-1